WATFORD REPORTS 2020 THIRD QUARTER RESULTS
PEMBROKE, Bermuda, October 29, 2020 -- (BUSINESS WIRE)-- WATFORD HOLDINGS LTD. (“Watford” or the “Company”) (NASDAQ: WTRE) today reported net income of $78.1 million, after $1.1 million of preference dividends, for the three months ended September 30, 2020, compared to net income of $0.2 million, after payment of $2.6 million of preference dividends and $4.2 million of accelerated amortization costs related to the redemption of preference shares, for the same period in 2019. Book value per diluted common share was $43.36 at September 30, 2020, an increase of 11.7% from June 30, 2020. The quarterly results include:
•Net income available to common shareholders of $78.1 million, or $3.92 per diluted common share, or a 9.5% return on average equity, compared to net income of $0.2 million, or $0.01 per diluted common share, for the 2019 third quarter;
•Combined ratio of 105.6%, comprised of a 79.3% loss ratio, a 21.3% acquisition expense ratio and a 5.0% general and administrative expense ratio, compared to a combined ratio of 104.0% for the prior year third quarter, comprised of a 76.5% loss ratio, a 21.9% acquisition expense ratio and a 5.6% general and administrative expense ratio;
•Net interest income of $26.5 million, a 1.2% yield on average net assets, for the 2020 third quarter, compared to net interest income of $29.5 million and a 1.4% yield on average net assets for the 2019 third quarter; and
•Net investment income of $92.8 million, a 4.3% return on average net assets for the 2020 third quarter, compared to net investment income of $14.0 million and a 0.6% return on average net assets for the 2019 third quarter.
There continues to be significant uncertainties surrounding the ultimate number of insurance claims and scope of damage resulting from the continuing novel coronavirus (COVID-19) pandemic. The Company’s estimates across its insurance and reinsurance lines of business are based on currently available information derived from modeling techniques, preliminary claims information obtained from the Company’s clients and brokers, a review of relevant in-force contracts with potential exposure to the pandemic and estimates of reinsurance recoverables. These estimates include losses only related to claims incurred as of September 30, 2020. Actual losses from these events may vary materially from the estimates due to several factors, including the inherent uncertainties in making such determinations and the evolving nature of this pandemic.
Commenting on the 2020 third quarter financial results, Jon Levy, CEO of Watford, said:
“We again express our gratitude to all individuals and their families who provide support to those affected by both the COVID-19 global pandemic as well as the natural catastrophe events which have occurred this year.
Watford continues to demonstrate our durability in the current economic environment, and we delivered strong financial results for the quarter. Our net income was $78.1 million, driven by net investment income of $92.8 million.
We are pleased to report that our net investment income is positive for the year, reversing the deficit driven by March’s COVID-19 market turmoil. The recovery over the last two quarters demonstrates the resilience of our strategy. This was achieved as we simultaneously upgraded the asset quality and made significant withdrawals from our non-investment grade portfolio.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Our combined ratio for the quarter was 105.6%, and 103.5% when adjusted for other underwriting income and certain corporate expenses. This was an active property catastrophe quarter for the industry, and our current year property catastrophe losses added $6.4 million or 4.4 points to our quarterly combined ratio.
Market conditions improved further in the quarter, with rates moving positively particularly in our insurance platforms.”
Underwriting
The following table summarizes the Company’s underwriting results on a consolidated basis:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
	($ in thousands)
Gross premiums written	$197,480	$249,960	(21.0)%	$590,309	$598,627	(1.4)%
Net premiums written	147,316	155,752	(5.4)%	439,872	420,509	4.6%
Net premiums earned	146,031	125,832	16.1%	417,605	423,244	(1.3)%
Underwriting income (loss) (1)	(8,238)	(5,021)	(64.1)%	(24,959)	(16,257)	(53.5)%

			% Point Change			% Point Change
Loss ratio	79.3%	76.5%	2.8%	79.3%	75.2%	4.1%
Acquisition expense ratio	21.3%	21.9%	(0.6)%	21.3%	22.9%	(1.6)%
General & administrative expense ratio	5.0%	5.6%	(0.6)%	5.4%	5.7%	(0.3)%
Combined ratio	105.6%	104.0%	1.6%	106.0%	103.8%	2.2%
Adjusted combined ratio (2)	103.5%	101.8%	1.7%	103.4%	101.3%	2.1%
(1) Underwriting income (loss) is a non-U.S. GAAP financial measure and is calculated as net premiums earned, less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses. See “Comments on Regulation G” for further discussion, including a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders.
(2) Adjusted combined ratio is a non-U.S. GAAP financial measure and is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss). See “Comments on Regulation G” for further discussion, including a reconciliation of our adjusted combined ratio to our combined ratio.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following table provides summary information regarding premiums written and earned by line of business:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ in thousands)
Gross premiums written:
Casualty reinsurance	$64,860	$145,129	$173,803	$253,287
Other specialty reinsurance	31,549	22,453	89,509	84,587
Property catastrophe reinsurance	4,680	3,461	25,765	15,382
Insurance programs and coinsurance	96,391	78,917	301,232	245,371
Total	$197,480	$249,960	$590,309	$598,627

Net premiums written:
Casualty reinsurance	$63,247	$92,084	$171,688	$199,226
Other specialty reinsurance	30,157	22,093	85,484	81,798
Property catastrophe reinsurance	4,680	3,040	25,018	14,643
Insurance programs and coinsurance	49,232	38,535	157,682	124,842
Total	$147,316	$155,752	$439,872	$420,509

Net premiums earned:
Casualty reinsurance	$54,566	$52,266	$155,477	$183,085
Other specialty reinsurance	32,833	31,563	98,073	118,759
Property catastrophe reinsurance	6,589	3,617	17,297	9,707
Insurance programs and coinsurance	52,043	38,386	146,758	111,693
Total	$146,031	$125,832	$417,605	$423,244
The following table shows the components of our loss and loss adjustment expenses for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums	Loss and Loss Adjustment Expenses	% of Earned Premiums
	($ in thousands)
Current year	$116,012	79.4%	$96,417	76.6%	$331,861	79.4%	$318,812	75.3%
Prior year development (favorable)/adverse	(199)	(0.1)%	(203)	(0.1)%	(586)	(0.1)%	(332)	(0.1)%
Loss and loss adjustment expenses	$115,813	79.3%	$96,214	76.5%	$331,275	79.3%	$318,480	75.2%
Results for the three months ended September 30, 2020 versus 2019:
Gross premiums written in the 2020 third quarter were 21.0% lower than the 2019 third quarter. The decrease in gross premiums written reflected a decrease in casualty reinsurance premiums written, offset in part by an increase in insurance programs and coinsurance, and to a lesser extent, other specialty reinsurance and property catastrophe reinsurance in the 2020 third quarter.
The decrease in casualty reinsurance premiums written primarily related to an $81.1 million, three-year excess of loss contract written in the third quarter of 2019. The premium for this contract was
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

recorded as written in the 2019 third quarter and will be earned over a three-year period. There was no comparable premium written in the 2020 third quarter.
Other specialty gross premiums were up $9.1 million, or 40.5%, to $31.5 million, over the prior year quarter. This increase was primarily attributable to an increase in the Irish motor book, as well as the fact that the prior year quarter was affected by a reduction in the estimated premium of one European motor program. Insurance programs and coinsurance line of business gross premiums written increased $17.5 million, or 22.1%, to $96.4 million. The premium growth was driven by the continued expansion of the U.S. and European insurance programs and coinsurance.
Net premiums written in the 2020 third quarter were 5.4% lower than the 2019 third quarter. The drivers of the decrease in net premiums written are the same as those impacting gross premiums written, as discussed above.
Net premiums earned in the 2020 third quarter were 16.1% higher than the 2019 third quarter. The increase in earned premiums primarily reflected increased writings in the U.S. insurance programs and coinsurance, and, to a lesser extent, greater assumed property catastrophe reinsurance.
The loss ratio was 79.3% in the 2020 third quarter compared to 76.5% in the 2019 third quarter. In the 2020 third quarter, the increase in loss ratio was primarily driven by current year natural catastrophes of $6.4 million, or 4.4 points, as compared to $2.4 million, or 1.9 points, in the 2019 third quarter. The prior year loss reserve development for both the 2020 and 2019 third quarters was essentially flat. The acquisition expense ratio was 21.3% in the 2020 third quarter, compared to 21.9% in the 2019 third quarter. These ratio movements also reflected changes in mix and the type of business.
The general and administrative expense ratio was 5.0% in the 2020 third quarter, compared to 5.6% in the 2019 third quarter. While the ratio decreased slightly, general and administrative expenses increased by $0.3 million in the 2020 third quarter compared to the 2019 third quarter. Removing certain corporate expenses, our adjusted general and administrative expense ratio was 3.3% in the 2020 third quarter, compared to 3.9% in the 2019 third quarter.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Investments
The following table summarizes the Company’s key investment returns on a consolidated basis:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ in thousands)
Interest income	$34,553	$41,376	$108,830	$123,113
Investment management fees - related parties	(4,380)	(4,606)	(12,994)	(13,585)
Borrowing and miscellaneous other investment expenses	(3,657)	(7,234)	(14,089)	(23,143)
Net interest income	26,516	29,536	81,747	86,385
Realized gains (losses) on investments	13,425	645	2,378	2,716
Unrealized gains (losses) on investments	54,570	(15,291)	(52,822)	15,422
Investment performance fees - related parties	(1,758)	(850)	(1,758)	(8,342)
Net investment income (loss)	$92,753	$14,040	$29,545	$96,181

Unrealized gains on investments (balance sheet)	$67,746	$46,193	$67,746	$46,193
Unrealized losses on investments (balance sheet)	(183,642)	(140,987)	(183,642)	(140,987)
Net unrealized gains (losses) on investments (balance sheet)	$(115,896)	$(94,794)	$(115,896)	$(94,794)

Net interest income yield on average net assets (1)	1.2%	1.4%	4.0%	4.1%
Non-investment grade portfolio (1)	1.7%	1.7%	5.2%	5.2%
Investment grade portfolio (1)	0.3%	0.6%	1.3%	1.8%
Net investment income return on average net assets (1)	4.3%	0.6%	1.4%	4.5%
Non-investment grade portfolio (1)	6.3%	0.6%	0.9%	5.1%
Investment grade portfolio (1)	0.2%	0.8%	2.6%	2.9%
Net investment income return on average total investments (excluding accrued investment income) (2)	3.5%	0.5%	1.1%	3.5%
Non-investment grade portfolio (2)	4.9%	0.5%	0.8%	4.3%
Investment grade portfolio (2)	0.2%	0.8%	2.6%	2.9%
(1) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. For the three- and nine-month periods, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, revolving credit agreement borrowings are not subtracted from the net assets calculation. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net interest income yield on average net assets and net investment income return on average net assets.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the three- and nine-month periods, average total investments is calculated using the averages of each quarterly period. The separate components of these returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures. See “Comments on Regulation G” for further discussion, including a reconciliation of these components of our net investment income return on average total investments (excluding accrued investment income).
Results for the three months ended September 30, 2020 versus 2019:
Net investment income was $92.8 million for the three months ended September 30, 2020 compared to net investment income of $14.0 million for the three months ended September 30, 2019, an increase of $78.8 million. The 2020 third quarter net investment income return on average net assets was 4.3% as compared to 0.6% for the prior year period.
The 2020 third quarter net investment income return was driven by net unrealized gains of $54.6 million as the credit markets partially recovered through the quarter. Net interest income decreased to $26.5 million from $29.5 million, a decrease of 10.2% quarter over quarter.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The 2020 third quarter non-investment grade portfolio net interest income yield on average net assets was 1.7%, consistent with the third quarter of 2019. The net realized and unrealized gains reported in the 2020 third quarter were $68.7 million, reflective of the credit market recovery discussed above.
The 2020 third quarter investment grade portfolio net interest income yield on average net assets was 0.3%, a decrease from 0.6% in the prior year period. In addition, the investment grade portfolio recognized $0.7 million of net realized and unrealized losses in the quarter as compared to net gains of $1.8 million in the third quarter of 2019.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the composition of the Company's non-investment grade and investment grade portfolios by sector as of September 30, 2020 and June 30, 2020:

	September 30, 2020
	Total	Financials	Health Care	Technology	Consumer Services	Industrials	Consumer Goods	Oil & Gas	All Other (1)
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$893,030	$188,791	$155,104	$154,834	$136,778	$121,996	$27,779	$29,779	$77,969
Corporate bonds	456,655	44,767	50,186	32,676	95,102	41,723	66,282	36,173	89,746
Equities - sector specific	96,641	63,740	21,812	7,168	—	2,437	—	311	1,173
Short-term investments - sector specific	2,265	—	443	1,822	—	—	—	—	—
Subtotal	1,448,591	297,298	227,545	196,500	231,880	166,156	94,061	66,263	168,888
Equities - non-sector specific	17,139
Short-term investments - non-sector specific	250,636
Asset-backed securities	164,990
Mortgage-backed securities	8,600
Total Non-Investment Grade Portfolio	$1,889,956	$297,298	$227,545	$196,500	$231,880	$166,156	$94,061	$66,263	$168,888

Investment Grade Portfolio:
Corporate bonds	$193,357	$52,606	$10,390	$18,844	$24,440	$14,713	$42,506	$15,221	$14,637
Short-term investments	97,490
U.S. government and government agency bonds	203,452
Non-U.S. government and government agency bonds	150,782
Asset-backed securities	84,701
Mortgage-backed securities	18,115
Municipal government and government agency bonds	1,793
Total Investment Grade Portfolio	$749,690	$52,606	$10,390	$18,844	$24,440	$14,713	$42,506	$15,221	$14,637
Total Investments	$2,639,646	$349,904	$237,935	$215,344	$256,320	$180,869	$136,567	$81,484	$183,525
(1) Includes telecommunications, utilities and basic materials.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	June 30, 2020
	Total	Financials	Health Care	Technology	Consumer Services	Industrials	Consumer Goods	Oil & Gas	All Other (1)
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$875,560	$188,970	$170,442	$186,367	$113,733	$90,250	$36,455	$29,573	$59,770
Corporate bonds	378,183	44,898	26,626	16,720	105,543	33,870	68,314	29,516	52,696
Equities - sector specific	93,872	62,350	22,577	7,266	—	641	—	264	774
Short-term investments - sector specific	2,184	—	—	1,682	—	—	502	—	—
Subtotal	1,349,799	296,218	219,645	212,035	219,276	124,761	105,271	59,353	113,240
Equities - non-sector specific	27,470
Short-term investments - non-sector specific	267,904
Asset-backed securities	157,925
Other investments	34,142
Mortgage-backed securities	9,164
Total Non-Investment Grade Portfolio	$1,846,404	$296,218	$219,645	$212,035	$219,276	$124,761	$105,271	$59,353	$113,240

Investment Grade Portfolio:
Corporate bonds	$169,918	$51,327	$10,834	$18,688	$22,738	$11,942	$35,818	$11,388	$7,183
Short-term investments	99,978
U.S. government and government agency bonds	217,459
Non-U.S. government and government agency bonds	151,124
Asset-backed securities	130,327
Mortgage-backed securities	22,018
Municipal government and government agency bonds	2,117
Total Investment Grade Portfolio	$792,941	$51,327	$10,834	$18,688	$22,738	$11,942	$35,818	$11,388	$7,183
Total Investments	$2,639,345	$347,545	$230,479	$230,723	$242,014	$136,703	$141,089	$70,741	$120,423
(1) Includes telecommunications, utilities and basic materials.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The tables below summarize the credit quality of the Company's non-investment grade and investment grade portfolios as of September 30, 2020 and June 30, 2020, as rated by Standard & Poor’s Financial Services, LLC, or Standard & Poor’s, Moody’s Investors Service, or Moody’s, Fitch Ratings Inc., or Fitch, Kroll Bond Rating Agency, or KBRA, or DBRS Morningstar, or DBRS, as applicable:

	Credit Rating (1)
September 30, 2020	Fair Value	AAA	AA	A	BBB	BB	B	CCC	CC	C	D	Not Rated
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$893,030	$—	$—	$—	$11,074	$27,214	$533,876	$233,186	$8,970	$4,469	$13,325	$60,916
Corporate bonds	456,655	—	—	—	14,037	68,968	207,670	126,388	6,070	1,171	14,415	17,936
Asset-backed securities	164,990	—	—	5,989	88,704	28,452	9,277	8,667	842	—	—	23,059
Mortgage-backed securities	8,600	—	—	—	—	1,182	—	—	—	—	3,149	4,269
Short-term investments	252,901	54,458	132,306	63,871	—	—	—	443	—	—	—	1,823
Total fixed income instruments and short-term investments	1,776,176	54,458	132,306	69,860	113,815	125,816	750,823	368,684	15,882	5,640	30,889	108,003
Equities	113,780
Total Non-Investment Grade Portfolio	$1,889,956	$54,458	$132,306	$69,860	$113,815	$125,816	$750,823	$368,684	$15,882	$5,640	$30,889	$108,003

Investment Grade Portfolio:
Corporate bonds	$193,357	$—	$20,016	$87,672	$80,678	$4,991	$—	$—	$—	$—	$—	$—
U.S. government and government agency bonds	203,452	—	203,452	—	—	—	—	—	—	—	—	—
Asset-backed securities	84,701	—	—	16,757	63,216	4,728	—	—	—	—	—	—
Mortgage-backed securities	18,115	—	—	1,733	16,382	—	—	—	—	—	—	—
Non-U.S. government and government agency bonds	150,782	—	150,782	—	—	—	—	—	—	—	—	—
Municipal government and government agency bonds	1,793	784	595	414	—	—	—	—	—	—	—	—
Short-term investments	97,490	5,116	43,889	—	48,485	—	—	—	—	—	—	—
Total Investment Grade Portfolio	$749,690	$5,900	$418,734	$106,576	$208,761	$9,719	$—	$—	$—	$—	$—	$—
Total	$2,639,646	$60,358	$551,040	$176,436	$322,576	$135,535	$750,823	$368,684	$15,882	$5,640	$30,889	$108,003
(1) For individual fixed maturity investments, Standard & Poor’s ratings are used. In the absence of a Standard & Poor’s rating, ratings from Moody’s are used, followed by ratings from Fitch, followed by ratings from KBRA, followed by ratings from DBRS.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Credit Rating (1)
June 30, 2020	Fair Value	AAA	AA	A	BBB	BB	B	CCC	CC	C	D	Not Rated
	($ in thousands)
Non-Investment Grade Portfolio:
Term loan investments	$875,560	$—	$—	$—	$—	$23,218	$530,118	$247,478	$15,191	$2,192	$28,046	$29,317
Corporate bonds	378,183	—	—	—	37,373	50,125	152,648	113,723	6,268	5,585	3,956	8,505
Asset-backed securities	157,925	—	—	3,854	98,827	23,136	8,767	1,663	—	—	—	21,678
Mortgage-backed securities	9,164	—	—	—	—	1,292	—	—	—	—	3,224	4,648
Short-term investments	270,088	34,859	172,166	60,880	—	502	—	—	—	—	—	1,681
Total fixed income instruments and short-term investments	1,690,920	34,859	172,166	64,734	136,200	98,273	691,533	362,864	21,459	7,777	35,226	65,829
Other Investments	34,142
Equities	121,342
Total Non-Investment Grade Portfolio	$1,846,404	$34,859	$172,166	$64,734	$136,200	$98,273	$691,533	$362,864	$21,459	$7,777	$35,226	$65,829

Investment Grade Portfolio:
Corporate bonds	$169,918	$—	$16,032	$90,087	$58,858	$4,941	$—	$—	$—	$—	$—	$—
U.S. government and government agency bonds	217,459	—	217,459	—	—	—	—	—	—	—	—	—
Asset-backed securities	130,327	1,377	—	19,621	108,790	539	—	—	—	—	—	—
Mortgage-backed securities	22,018	—	602	4,794	16,622	—	—	—	—	—	—	—
Non-U.S. government and government agency bonds	151,124	—	151,124	—	—	—	—	—	—	—	—	—
Municipal government and government agency bonds	2,117	1,039	586	492	—	—	—	—	—	—	—	—
Short-term investments	99,978	3,448	22,656	—	73,874	—	—	—	—	—	—	—
Total Investment Grade Portfolio	$792,941	$5,864	$408,459	$114,994	$258,144	$5,480	$—	$—	$—	$—	$—	$—
Total	$2,639,345	$40,723	$580,625	$179,728	$394,344	$103,753	$691,533	$362,864	$21,459	$7,777	$35,226	$65,829
(1) For individual fixed maturity investments, Standard & Poor’s ratings are used. In the absence of a Standard & Poor’s rating, ratings from Moody’s are used, followed by ratings from Fitch, followed by ratings from KBRA, followed by ratings from DBRS.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Corporate Function
The Company has a corporate function that includes general and administrative expenses related to corporate activities, interest expense, net foreign exchange gains (losses), income tax expense and items related to the Company’s contingently redeemable preference shares.
The Company incurred an interest expense of $2.9 million and $2.8 million for the three months ended September 30, 2020 and 2019, respectively, in relation to the Company’s 6.5% senior notes issued on July 2, 2019. Interest is paid semi-annually in arrears on January 2 and July 2.
Preference dividends were $1.1 million and $2.6 million for the three months ended September 30, 2020 and 2019, respectively. On August 1, 2019, the Company redeemed 6,919,998 of its preference shares for an aggregate redemption price of approximately $174.4 million. The 2019 third quarter preference dividends of $2.6 million included $1.3 million of dividends paid on the shares that were redeemed. Further, during the 2019 third quarter, the Company incurred an expense of $4.2 million related to the accelerated amortization of issuance and discount costs on the preference shares redeemed.
There were no common share repurchases during the 2020 third quarter. As of September 30, 2020, approximately $47.1 million of share repurchases were available under the Company’s previously announced $50 million share repurchase program.
Conference Call
The Company will not hold a conference call to discuss its 2020 third quarter results due to the previously announced proposed acquisition of the Company by Arch Capital Group Ltd. (“Arch”) and the unsolicited non-binding proposal from Enstar Group Limited (“Enstar”) to acquire the Company.
About Watford Holdings Ltd.
Watford Holdings Ltd. is a global property and casualty insurance and reinsurance company with approximately $1.1 billion in capital as of September 30, 2020, comprised of: $172.6 million of senior notes, $52.4 million of contingently redeemable preference shares and $866.9 million of common shareholders’ equity, with operations in Bermuda, the United States and Europe. Its operating subsidiaries have been assigned financial strength ratings of “A-” (Excellent) from A.M. Best and “A” with an Outlook of Negative from Kroll Bond Rating Agency. On May 1, 2020, A.M. Best announced that it had placed under review with negative implications the financial strength ratings of our operating subsidiaries.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	(Unaudited)
	September 30,	December 31,
	2020	2019
Assets	($ in thousands)
Investments:
Term loans, fair value option (Amortized cost: $969,929 and $1,113,212)	$893,030	$1,061,934
Fixed maturities, fair value option (Amortized cost: $677,977 and $432,576)	632,664	416,594
Short-term investments, fair value option (Cost: $348,479 and $325,542)	350,391	329,303
Equity securities, fair value option	60,951	59,799
Other investments, fair value option	—	30,461
Investments, fair value option	1,937,036	1,898,091
Fixed maturities, available for sale (Amortized cost: $645,663 and $739,456)	649,781	745,708
Equity securities, fair value through net income	52,829	65,338
Total investments	2,639,646	2,709,137
Cash and cash equivalents	195,333	102,437
Accrued investment income	16,234	14,025
Premiums receivable	263,748	273,657
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	263,293	170,974
Prepaid reinsurance premiums	131,885	132,577
Deferred acquisition costs, net	58,583	64,044
Receivable for securities sold	1,730	16,288
Intangible assets	7,650	7,650
Funds held by reinsurers	46,787	42,505
Other assets	28,331	17,562
Total assets	$3,653,220	$3,550,856
Liabilities
Reserve for losses and loss adjustment expenses	$1,429,656	$1,263,628
Unearned premiums	459,476	438,907
Losses payable	78,537	61,314
Reinsurance balances payable	68,339	77,066
Payable for securities purchased	67,602	18,180
Payable for securities sold short	24,909	66,257
Revolving credit agreement borrowings	390,195	484,287
Senior notes	172,621	172,418
Amounts due to affiliates	5,060	4,467
Investment management and performance fees payable	7,539	17,762
Other liabilities	30,012	21,912
Total liabilities	$2,733,946	$2,626,198
Commitments and contingencies
Contingently redeemable preference shares	52,375	52,305
Shareholders’ equity
Common shares ($0.01 par; shares authorized: 120 million; shares issued: 22,804,128 and 22,692,300)	228	227
Additional paid-in capital	899,213	898,083
Retained earnings (deficit)	42,184	43,470
Accumulated other comprehensive income (loss)	3,197	5,629
Common shares held in treasury, at cost (shares: 2,917,149 and 2,789,405)	(77,923)	(75,056)
Total shareholders’ equity	866,899	872,353
Total liabilities, contingently redeemable preference shares and shareholders’ equity	$3,653,220	$3,550,856

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	($ in thousands except share and per share data)
Gross premiums written	$197,480	$249,960	$590,309	$598,627
Gross premiums ceded	(50,164)	(94,208)	(150,437)	(178,118)
Net premiums written	147,316	155,752	439,872	420,509
Change in unearned premiums	(1,285)	(29,920)	(22,267)	2,735
Net premiums earned	146,031	125,832	417,605	423,244
Other underwriting income (loss)	546	579	1,547	1,844
Interest income	34,553	41,376	108,830	123,113
Investment management fees - related parties	(4,380)	(4,606)	(12,994)	(13,585)
Borrowing and miscellaneous other investment expenses	(3,657)	(7,234)	(14,089)	(23,143)
Net interest income	26,516	29,536	81,747	86,385
Realized and unrealized gains (losses) on investments	67,995	(14,646)	(50,444)	18,138
Investment performance fees - related parties	(1,758)	(850)	(1,758)	(8,342)
Net investment income (loss)	92,753	14,040	29,545	96,181
Total revenues	239,330	140,451	448,697	521,269
Expenses
Loss and loss adjustment expenses	(115,813)	(96,214)	(331,275)	(318,480)
Acquisition expenses	(31,110)	(27,612)	(88,963)	(97,003)
General and administrative expenses	(7,346)	(7,027)	(22,326)	(24,018)
Interest expense	(2,912)	(2,841)	(8,735)	(2,841)
Net foreign exchange gains (losses)	(2,926)	167	4,752	(711)
Total expenses	(160,107)	(133,527)	(446,547)	(443,053)
Income (loss) before income taxes	79,223	6,924	2,150	78,216
Income tax expense	(69)	—	333	(20)
Net income (loss) before preference dividends and redemption costs	79,154	6,924	2,483	78,196
Preference dividends	(1,061)	(2,608)	(3,341)	(12,423)
Accelerated amortization of costs related to the redemption of preference shares	—	(4,164)	—	(4,164)
Net income (loss) available to common shareholders	$78,093	$152	$(858)	$61,609

Other comprehensive income (loss) net of income tax:
Available-for-sale investments:
Unrealized holding gains (losses) arising during the period	$6,631	$3,785	$9,440	$14,398
Unrealized foreign currency gains (losses) arising during the period	5,729	(3,676)	(1,691)	(4,224)
Credit loss recognized in net income (loss)	59	—	410	—
Reclassification of net realized (gains) losses, net of income taxes, included in net income (loss)	368	(1,254)	(10,368)	(3,465)
Unrealized holding gains (losses) of available for sale investments	12,787	(1,145)	(2,209)	6,709
Foreign currency translation adjustments	(411)	286	(223)	333
Other comprehensive income (loss) net of income tax	12,376	(859)	(2,432)	7,042
Comprehensive income (loss)	$90,469	$(707)	$(3,290)	$68,651
Earnings (loss) per share:
Basic	$3.93	$0.01	$(0.04)	$2.71
Diluted	$3.92	$0.01	$(0.04)	$2.71
Weighted average number of ordinary shares used in the determination of earnings (loss) per share:
Basic	19,890,784	22,765,802	19,901,921	22,729,848
Diluted	19,904,051	22,776,204	19,901,921	22,734,464
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Numerator:	($ in thousands except share and per share data)
Net income (loss) before preference dividends and redemption costs	$79,154	$6,924	$2,483	$78,196
Preference dividends	(1,061)	(2,608)	(3,341)	(12,423)
Accelerated amortization of costs related to the redemption of preference shares	—	(4,164)	—	(4,164)
Net income (loss) available to common shareholders	$78,093	$152	$(858)	$61,609
Denominator:
Weighted average common shares outstanding - basic	19,890,784	22,765,802	19,901,921	22,729,848
Effect of dilutive common share equivalents:
Weighted average non-vested restricted share units (1)	13,267	10,402	—	4,616
Weighted average common shares outstanding - diluted	19,904,051	22,776,204	19,901,921	22,734,464
Earnings (loss) per common share:
Basic	$3.93	$0.01	$(0.04)	$2.71
Diluted	$3.92	$0.01	$(0.04)	$2.71
(1) The weighted average non-vested restricted share units are excluded from the calculation of diluted weighted average common shares outstanding for the nine months ended September 30, 2020, due to a net loss reported.

	September 30, 2020	June 30, 2020 (1)	March 31, 2020 (2)	December 31, 2019	September 30, 2019
Numerator:	($ in thousands except share and per share data)
Total shareholders’ equity	$866,899	$776,151	$564,054	$872,353	$960,773
Denominator:
Common shares outstanding - basic (1)(2)	19,890,784	19,890,784	19,863,328	19,976,397	22,765,802
Effect of dilutive common share equivalents:
Non-vested restricted share units (2)	103,820	103,820	131,277	82,360	82,360
Common shares outstanding - diluted	19,994,604	19,994,604	19,994,605	20,058,757	22,848,162

Book value per common share	$43.58	$39.02	$28.40	$43.67	$42.20
Book value per diluted common share	$43.36	$38.82	$28.21	$43.49	$42.05
(1) During the second quarter of 2020, the Company issued 100,958 common shares, related to the restricted share units granted to certain employees and directors in the second quarter of 2019. Of these shares, 27,456 common shares vested in the second quarter of 2020.
(2) During the first quarter of 2020, the Company granted 63,591 restricted share units and common shares to certain employees and directors, 48,916 of which are non-vested as of September 30, 2020.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Comments on Regulation G
Throughout this release, the Company presents its operations in the way it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use the Company’s financial information in evaluating the performance of the Company and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-U.S. GAAP financial measures in assessing the Company’s overall financial performance.
This presentation includes the use of “underwriting income (loss)” (which is defined as net premiums earned less loss and loss adjustment expenses, acquisition expenses and general and administrative expenses), “adjusted underwriting income (loss)” (which is defined as underwriting income (loss) plus other underwriting income (loss) less certain corporate expenses), and “adjusted combined ratio” (which is calculated by dividing the sum of loss and loss adjustment expenses, acquisition expenses and general and administrative expenses, less certain corporate expenses, by the sum of net premiums earned and other underwriting income (loss)). Certain corporate expenses are generally comprised of certain non-recurring costs associated with the ongoing operations of the holding company, such as compensation of certain executives and costs associated with the initial setup of subsidiaries.
The presentation of underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio are non-U.S. GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net income (loss) available to common shareholders (the most directly comparable U.S. GAAP financial measure) in accordance with Regulation G is included on the following pages of this release.
Underwriting income (loss) is useful in evaluating our underwriting performance, without regard to other underwriting income (losses), net investment income (losses), net foreign exchange gains (losses), interest expense, income tax expenses and preference dividends, and adjusted underwriting income (loss) is useful in evaluating our underwriting performance, without regard to net investment income (losses), net foreign exchange gains (losses), interest expense, income tax expenses, preference dividends and certain corporate expenses, and the adjusted combined ratio is a key indicator of our profitability, without regard to certain corporate expenses. The Company believes that preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss), other underwriting income (loss) and certain corporate expenses in any particular period are not indicative of the performance of, or trends in, the Company’s underwriting performance. Although preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss) and other underwriting income (loss) are an integral part of the Company’s operations, the decision to realize investment gains or losses, the recognition of the change in the carrying value of investments accounted for using the fair value option in net realized gains or losses, and the recognition of foreign exchange gains or losses are independent of the underwriting process and result, in large part, from general economic and financial market conditions. Furthermore, certain users of the Company’s financial information believe that, for many companies, the timing of the realization of investment gains or losses is largely opportunistic. The Company believes that certain corporate expenses, due to their non-recurring nature, are not indicative of the performance of, or trends in, the Company’s business performance. Due to these reasons, the Company excludes preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss), other underwriting income (loss) from the calculation of underwriting income (loss), and excludes preference dividends, income tax expense, foreign exchange gains (losses), interest expense, net investment income (loss) and certain corporate expenses from the calculation of adjusted underwriting income (loss) and the adjusted combined ratio.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The Company believes that showing underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio exclusive of the items referred to above reflects the underlying fundamentals of the Company’s business since the Company evaluates the performance of its business using underwriting income (loss), adjusted underwriting income (loss) and the adjusted combined ratio. The Company believes that this presentation enables investors and other users of the Company’s financial information to analyze the Company’s performance in a manner similar to how the Company’s management analyzes performance. The Company also believes that this measure follows industry practice and, therefore, allows the users of the Company’s financial information to compare the Company’s performance with its industry peer group. The Company believes that the equity analysts and certain rating agencies, which follow the Company and the insurance industry as a whole generally exclude these items from their analysis for the same reasons.
This presentation also includes the non-investment grade portfolio and investment grade portfolio components of our investment returns: “net interest income yield on average net assets” (calculated as net interest income divided by average net assets), “net investment income return on average total investments (excluding accrued investment income)” (calculated as net investment income divided by average total investments), and “net investment income return on average net assets” (calculated as net investment income divided by average net assets). Net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less revolving credit agreement borrowings, payable for securities purchased and payables for securities sold short. For the three- and nine-month periods, average net assets is calculated using the averages of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss) or the net assets calculation.
The presentation of the separate components of our investment returns (non-investment grade portfolio and investment grade portfolio) are non-U.S. GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net interest income and net investment income (loss), the most directly comparable U.S. GAAP financial measures, in accordance with Regulation G is included on the following pages of this release.
The non-investment grade portfolio and investment grade portfolio components of our investment returns (net interest income yield on average net assets, net investment income return on average net assets and on average total investments (excluding accrued investment income), respectively) are useful in evaluating our investment performance. The non-investment grade portfolio components of these investment returns reflect the performance of our investment strategy under HPS Investment Partners, LLC (“HPS”), which includes the use of leverage. The investment grade portfolio component of these returns reflects the performance of the investment portfolios that predominantly support our underwriting collateral.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables present a reconciliation of underwriting income (loss) to net income (loss) available to common shareholders, and a reconciliation of adjusted underwriting income (loss) to underwriting income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ in thousands)
Net income (loss) available to common shareholders	$78,093	$152	$(858)	$61,609
Preference dividends	1,061	2,608	3,341	12,423
Accelerated amortization of costs related to the redemption of preference shares	—	4,164	—	4,164
Net income (loss) before preference dividends and redemption costs	79,154	6,924	2,483	78,196
Income tax expense	69	—	(333)	20
Interest expense	2,912	2,841	8,735	2,841
Net foreign exchange (gains) losses	2,926	(167)	(4,752)	711
Net investment (income) loss	(92,753)	(14,040)	(29,545)	(96,181)
Other underwriting (income) loss	(546)	(579)	(1,547)	(1,844)
Underwriting income (loss)	(8,238)	(5,021)	(24,959)	(16,257)
Certain corporate expenses	2,592	2,172	9,031	8,930
Other underwriting income (loss)	546	579	1,547	1,844
Adjusted underwriting income (loss)	$(5,100)	$(2,270)	$(14,381)	$(5,483)
The adjusted combined ratio reconciles to the combined ratio for the three and nine months ended September 30, 2020 and 2019 as follows:

	Three Months Ended September 30,
	2020			2019
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$115,813	$—	$115,813	$96,214	$—	$96,214
Acquisition expenses	31,110	—	31,110	27,612	—	27,612
General & administrative expenses (1)	7,346	(2,592)	4,754	7,027	(2,172)	4,855
Net premiums earned (1)	146,031	546	146,577	125,832	579	126,411

Loss ratio	79.3%			76.5%
Acquisition expense ratio	21.3%			21.9%
General & administrative expense ratio	5.0%			5.6%
Combined ratio	105.6%			104.0%
Adjusted loss ratio			79.0%			76.1%
Adjusted acquisition expense ratio			21.2%			21.8%
Adjusted general & administrative expense ratio			3.3%			3.9%
Adjusted combined ratio			103.5%			101.8%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Nine Months Ended September 30,
	2020			2019
	Amount	Adjustment	As Adjusted	Amount	Adjustment	As Adjusted
	($ in thousands)
Losses and loss adjustment expenses	$331,275	$—	$331,275	$318,480	$—	318,480
Acquisition expenses	88,963	—	88,963	97,003	—	97,003
General & administrative expenses (1)	22,326	(9,031)	13,295	24,018	(8,930)	15,088
Net premiums earned (1)	417,605	1,547	419,152	423,244	1,844	425,088

Loss ratio	79.3%			75.2%
Acquisition expense ratio	21.3%			22.9%
General & administrative expense ratio	5.4%			5.7%
Combined ratio	106.0%			103.8%
Adjusted loss ratio			79.0%			74.9%
Adjusted acquisition expense ratio			21.2%			22.8%
Adjusted general & administrative expense ratio			3.2%			3.6%
Adjusted combined ratio			103.4%			101.3%
(1) Adjustments include certain corporate expenses, which are deducted from general and administrative expenses, and other underwriting income (loss), which is added to net premiums earned.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

The following tables summarize the components of our total investment return for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30, 2020				Three Months Ended September 30, 2019
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$31,473	$3,080	$—	$34,553	$35,014	$6,362	$—	$41,376
Investment management fees - related parties	(4,024)	(356)	—	(4,380)	(4,204)	(402)	—	(4,606)
Borrowing and miscellaneous other investment expenses	(2,678)	(270)	(709)	(3,657)	(3,573)	(225)	(3,436)	(7,234)
Net interest income	24,771	2,454	(709)	26,516	27,237	5,735	(3,436)	29,536
Net realized gains (losses) on investments	14,131	(706)	—	13,425	(750)	1,395	—	645
Net unrealized gains (losses) on investments (1)	54,574	(4)	—	54,570	(15,668)	377	—	(15,291)
Investment performance fees - related parties	(1,758)	—	—	(1,758)	(850)	—	—	(850)
Net investment income (loss)	$91,718	$1,744	$(709)	$92,753	$9,969	$7,507	$(3,436)	$14,040

Average total investments (2)	$1,868,180	$771,316	$—	$2,639,496	$1,854,911	$915,081	$—	$2,769,992
Average net assets (3)	$1,463,905	$775,848	$(94,250)	$2,145,503	$1,586,134	$915,632	$(328,751)	$2,173,015

Net interest income yield on average net assets (3)	1.7%	0.3%		1.2%	1.7%	0.6%		1.4%
Net investment income return on average total investments (excluding accrued investment income) (2)	4.9%	0.2%		3.5%	0.5%	0.8%		0.5%
Net investment income return on average net assets (3)	6.3%	0.2%	(0.8)%	4.3%	0.6%	0.8%	(1.0)%	0.6%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the three-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	Nine Months Ended September 30, 2020				Nine Months Ended September 30, 2019
	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total	Non-Investment Grade	Investment Grade	Cost of U/W Collateral (4)	Total
	($ in thousands)
Interest income	$96,647	$12,183	$—	$108,830	$104,845	$18,268	$—	$123,113
Investment management fees - related parties	(11,940)	(1,054)	—	(12,994)	(12,446)	(1,139)	—	(13,585)
Borrowing and miscellaneous other investment expenses	(8,010)	(707)	(5,372)	(14,089)	(12,240)	(667)	(10,236)	(23,143)
Net interest income	76,697	10,422	(5,372)	81,747	80,159	16,462	(10,236)	86,385
Net realized gains (losses) on investments	(8,006)	10,384	—	2,378	392	2,324	—	2,716
Net unrealized gains (losses) on investments (1)	(52,869)	47	—	(52,822)	7,446	7,976	—	15,422
Investment performance fees - related parties	(1,758)	—	—	(1,758)	(8,342)	—	—	(8,342)
Net investment income (loss)	$14,064	$20,853	$(5,372)	$29,545	$79,655	$26,762	$(10,236)	$96,181

Average total investments (2)	$1,813,645	$795,203	$—	$2,608,848	$1,874,014	$910,784	$—	$2,784,798
Average net assets (3)	$1,480,543	$800,695	$(223,083)	$2,058,155	$1,546,871	$909,169	$(324,452)	$2,131,588

Net interest income yield on average net assets (3)	5.2%	1.3%		4.0%	5.2%	1.8%		4.1%
Net investment income return on average total investments (excluding accrued investment income) (2)	0.8%	2.6%		1.1%	4.3%	2.9%		3.5%
Net investment income return on average net assets (3)	0.9%	2.6%	(2.4)%	1.4%	5.1%	2.9%	(3.2)%	4.5%
(1) Net unrealized gains (losses) on investments excludes unrealized gains and losses from the available for sale portfolios, which are recorded in other comprehensive income.
(2) Net investment income return on average total investments (excluding accrued investment income) is calculated by dividing net investment income by average total investments. For the nine-month period, average total investments is calculated using the average of the beginning and ending balance of each quarterly period. However, for the investment grade portfolio component of these returns, the impact of revolving credit agreement borrowings is not subtracted from net investment income.
(3) Net interest income yield on average net assets and net investment income return on average net assets are calculated by dividing net interest income, and net investment income (loss), respectively, by average net assets. For the non-investment grade component of investment returns and total investment returns, net assets is calculated as the sum of total investments, accrued investment income and receivables for securities sold, less total revolving credit agreement borrowings, payable for securities purchased and payable for securities sold short. However, for the investment grade portfolio component of these returns, the impact of the revolving credit agreement borrowings is not subtracted from net interest income, net investment income (loss), or the net assets calculation.
(4) The cost of underwriting collateral is calculated as the revolving credit agreement expenses for the investment grade portfolios divided by the average total revolving credit agreement borrowings for the investment grade portfolios during the period.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

	As of September 30, 2020				As of September 30, 2019
	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total	Non-Investment Grade	Investment Grade	Borrowings for U/W Collateral	Total
	($ in thousands)
Average total investments - QTD	$1,868,180	$771,316	$—	$2,639,496	$1,854,911	$915,081	$—	$2,769,992
Average total investments - YTD	1,813,645	795,203	—	2,608,848	1,874,014	910,784	—	2,784,798

Average net assets - QTD	1,463,905	775,848	(94,250)	2,145,503	1,586,134	915,632	(328,751)	2,173,015
Average net assets - YTD	1,480,543	800,695	(223,083)	2,058,155	1,546,871	909,169	(324,452)	2,131,588

Total investments	$1,889,956	$749,690	$—	$2,639,646	$1,876,346	$893,532	$—	$2,769,878
Accrued investment income	13,745	2,489	—	16,234	13,805	4,472	—	18,277
Receivable for securities sold	1,681	49	—	1,730	25,274	9	—	25,283
Less: Payable for securities purchased	67,602	—	—	67,602	36,870	3,716	—	40,586
Less: Payable for securities sold short	24,909	—	—	24,909	65,736	—	—	65,736
Less: Revolving credit agreement borrowings	365,445	—	24,750	390,195	190,447	—	328,750	519,197
Net assets	$1,447,426	$752,228	$(24,750)	$2,174,904	$1,622,372	$894,297	$(328,750)	$2,187,919
Non-investment grade borrowing ratio (1)	25.2%				11.7%

Unrealized gains on investments	$52,176	$15,570	$—	$67,746	$34,794	$11,399	$—	$46,193
Unrealized losses on investments	(172,198)	(11,444)	—	(183,642)	(131,453)	(9,534)	—	(140,987)
Net unrealized gains (losses) on investments	$(120,022)	$4,126	$—	$(115,896)	$(96,659)	$1,865	$—	$(94,794)
(1) The non-investment grade borrowing ratio is calculated as revolving credit agreement borrowings divided by net assets.

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology. These forward-looking statements include statements regarding the Company’s return on equity potential and prospects for further book value growth.
Forward-looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this release and in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), and include:
◦our limited operating history;
◦fluctuations in the results of our operations;
◦our ability to compete successfully with more established competitors;
◦our losses exceeding our reserves;
◦downgrades, potential downgrades or other negative actions by rating agencies, including A.M. Best’s recent announcement that it has placed under review with negative implications the financial strength and credit ratings of our operating subsidiaries;
◦our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;
◦our dependence on letter of credit facilities that may not be available on commercially acceptable terms;
◦our potential inability to pay dividends or distributions;
◦our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;
◦our dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting;
◦the suspension or revocation of our subsidiaries’ insurance licenses;
◦Watford Holdings potentially being deemed an investment company under U.S. federal securities law;
◦the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company (“PFIC”);
◦our dependence on certain subsidiaries of Arch for services critical to our underwriting operations;
◦changes to our strategic relationship with Arch or the termination by Arch of any of our services agreements or quota share agreements;
Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com

◦our dependence on HPS and Arch Investment Management Ltd. (“AIM”) to implement our investment strategy;
◦the termination by HPS or AIM of any of our investment management agreements;
◦risks associated with our investment strategy being greater than those faced by competitors;
◦changes in the regulatory environment;
◦our potentially becoming subject to U.S. federal income taxation;
◦our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act (“FATCA”) provisions;
◦our ability to complete acquisitions and integrate businesses successfully;
◦adverse general, societal, economic and market conditions, including those caused by pandemics, including COVID-19, and government actions in response thereto;
◦uncertainties regarding the proposed acquisition of the Company by Arch and the unsolicited non-binding proposal from Enstar to acquire the Company;
◦legal proceedings may be initiated against the Company or its directors related to the proposed transactions with Arch or Enstar;
◦the business of the Company may suffer as a result of uncertainty surrounding the proposed transactions with Arch or Enstar, and there may be challenges with employee retention as a result of the proposed transactions with Arch or Enstar;
◦the proposed transactions with Arch or Enstar may involve unexpected costs, liabilities or delays; and
◦the other matters set forth under Item 1A “Risk Factors,” Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other sections of the Company’s Annual Report on Form 10-K, as well as the other factors set forth in the Company’s other documents on file with the SEC, and management’s response to any of the aforementioned factors.
All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contact
Robert L. Hawley: (441) 278-3456
rhawley@watfordre.com

Watford Holdings Ltd.
100 Pitts Bay Road, Pembroke HM08 Bermuda
Tel: 441-278-3454 www.watfordre.com